UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IASO PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5686081
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

12707 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value per share	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-166097

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of Class)

Item 1.                    Description of Registrant’s Securities to be Registered.

The description of the Common Stock of IASO Pharma Inc. (the “Company”) set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-166097), originally filed with the Securities and Exchange Commission on April 15, 2010, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference herein.

Item 2.                    Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit No.	Description

3.1	Certificate of Incorporation.(1)
3.2	Certificate of Amendment of Certificate of Incorporation, dated April 12, 2010.(1)
3.3	By-laws.(1)
3.4	Certificate of Amendment of Certificate of Incorporation, dated January 19, 2011.(2)
3.5	Form of Amended and Restated Certificate of Incorporation, to be effective upon the completion of the offering.(2)
3.6	Form of Amended and Restated By-laws, to be effective upon the completion of the offering.(2)
4.1	Specimen common stock certificate.(2)
4.2	Form of underwriter’s warrant.(3)

(1)	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of IASO Pharma Inc. filed by IASO Pharma Inc. on April 15, 2010 (File No. 333-166097).

(2)
Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to the Registration Statement on Form S-1 of IASO Pharma Inc. filed by IASO Pharma Inc. on January 21, 2011 (File No. 333-166097).

(3)
Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to the Registration Statement on Form S-1 of IASO Pharma Inc. filed by IASO Pharma Inc. on January 27, 2011 (File No. 333-166097).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 27, 2011	IASO PHARMA INC.

	By:	/s/ Matthew A. Wikler
	Name:	Matthew A. Wikler
	Title:	President and Chief Executive Officer